Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements and related prospectuses:
(1)	Registration Statement (Form S-3 No. 333-164384) of Nationwide Health Properties, Inc.,
(2)	Registration Statement (Form S-3 No. 333-158442) of Nationwide Health Properties, Inc.,
(3)	Registration Statement (Form S-3 No. 333-142643) of Nationwide Health Properties, Inc.,
(4)	Registration Statement (Form S-3 No. 333-106730) of Nationwide Health Properties, Inc.,
(5)	Registration Statement (Form S-8 No. 333-125908) pertaining to the securities to be offered under the performance incentive plan of Nationwide Health Properties, Inc., and
(6)	Registration Statement (Form S-8 No. 333-20589) pertaining to the securities to be offered under the stock option plan of Nationwide Health Properties, Inc., of our report dated February 17, 2010, with respect to the consolidated financial statements and schedule of Nationwide Health Properties, Inc. and our report dated February 17, 2010, with respect to the effectiveness of internal control over financial reporting of Nationwide Health Properties, Inc., included in this Annual Report (Form 10-K) of Nationwide Health Properties, Inc. for the year ended December 31, 2009.

/s/ ERNST & YOUNG LLP

Irvine, California
February 17, 2010